UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      April 13, 2004
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code   (217) 356-2265
                                                   -------------------

Item 7.   Financial Statements and Exhibits

     The Registrant incorporates by reference the press release dated April 13, 2004 attached as Exhibit 99.1, relating to the Company's announcement of unaudited results for the quarter ended March 31, 2004.

Item 12.  Results of Operations and Financial Condition

     The Registrant incorporates by reference the press release dated April 13, 2004 attached as Exhibit 99.1, relating to the Company's announcement of unaudited results for the quarter ended March 31, 2004.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     April 13, 2004            /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Chief Financial Officer

                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                   Description                  Method of Filing
----------------------------------------------------------------------
  99.1                  News Release                  Filed herewith
                        Dated April 13, 2004

                              NEWS RELEASE

FOR IMMEDIATE RELEASE
April 13, 2004

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
       UNAUDITED RESULTS FIRST QUARTER 2004 - NET INCOME OF $351,000

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported net income of $351,000 for the quarter ended March 31, 2004, a decrease of $114,000, or 24.5%, from $465,000 reported for the quarter ended March 31, 2003. Basic earnings per share were $0.47 for the quarter ended March 31, 2004, compared to $0.60 for the quarter ended March 31, 2003, while fully diluted earnings per share were $0.43 for the three months ended March 31, 2004 and $0.53 for the three months ended March 31, 2003.

Net income declined in 2004 due to lower net interest income and higher operating expenses, offset by higher fees and commission income, and a reduction in the provision for income taxes.

Net interest income was $1,313,000 for the three months ended March 31, 2004; decreasing $178,000, or 11.9%, from $1,491,000 reported for the quarter ended March 31, 2003. Net interest income declined in 2004 mainly due to lower interest income from loans, which resulted from a reduction in total loan balances from 2003 levels and a decrease in average loan yields. Total net loans averaged $101.79 million during the three months ended March 31, 2004 compared to $119.46 million during the same period in 2003. Total loans declined mainly as a result of residential mortgage loans sold to the secondary market during the second and third quarters of 2003. The average yield on net loans declined from 7.50% for the quarter ended March 31, 2003 to 6.78% for the quarter ended March 31, 2004.

The decline in net interest income due to lower loan interest was partially offset by a decrease in interest expense on deposits and Federal Home Loan Bank ("FHLB") advances. Interest expense on deposits declined primarily as a result of a decrease in total certificates of deposit. Total certificates of deposit averaged $52.28 million for the quarter ended March 31, 2004, down from $61.46 million for the quarter ended March 31, 2003. Since the Company maintained significant levels of cash and short-term investments during 2004, which was mainly generated from residential loan sales during 2003, the Company did not actively promote certificates of deposit during the first quarter of 2004. The Company also maintained lower balances of FHLB advances during 2004 compared to balances maintained in 2003.

The Company recorded no provision for loan losses for the quarters ended March 31, 2004 and March 31, 2003. Management's analyses of the allowance for loan losses during both 2004 and 2003 determined that no additional allocation to the allowance was warranted.

Noninterest income totaled $933,000 for the quarter ended March 31, 2004, $37,000, or 4.1%, higher than the $896,000 recorded for the quarter ended March 31, 2003. This increase was mostly due to higher insurance sales commissions, offset by lower net gains from loan sales. Insurance sales commissions increased $265,000 or 65.3%, from $406,000 for the quarter ended March 31, 2003 to $671,000 for the quarter ended March 31, 2004. This increase was mainly due to growth in new commercial and group life and health insurance customers and an increase in contingent commissions which are commissions paid by an insurance company based on the overall profit and/or volume of business placed with that insurance company. Total net gains on loan sales totaled $12,000 for the first quarter of 2004 compared to $259,000 for the first quarter of 2003. The Company sold $649,000 in loans during the first quarter of 2004 compared to $8.91 million in loan sales for the first quarter of 2003.

Noninterest expense was $1,674,000 for the three months ended March 31, 2004, $50,000, or 3.1% higher than the $1,624,000 reported for the three months ended March 31, 2003. Noninterest expense categories that were higher in 2004 included salaries and employee benefits expense and equipment expense.

Income tax expense was $221,000 for the first quarter of 2004 compared to $298,000 for the first quarter of 2003, declining $77,000, or 25.8%. This decrease was primarily due to lower pretax earnings.

Total assets at March 31, 2004 were $157.77 million, compared to $159.45 million at December 31, 2003. The decline occurred primarily in cash and cash equivalents, which decreased from $44.06 million at December 31, 2003 to $39.04 million at March 31, 2004. Total net loans increased $3.71 million, or 3.7%, from $100.77 million at December 31, 2003 to $104.48 million at March 31, 2004, due mainly to increases in residential mortgage loans. Total deposits decreased $1.73 million from $126.66 million at December 31, 2003 to $124.93 million at March 31, 2004.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank also provides full service brokerage activities through a third-party broker-dealer and the Bank's subsidiary, Park Avenue Service Corporation, also sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the NASDAQ SmallCap Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2004-0

Great American Bancorp, Inc.
Consolidated Balance Sheets
March 31, 2004 and December 31, 2003
(in thousands, except share data)
                                           March 31, 2004      Dec. 31, 2003
                                              (Unaudited)
----------------------------------------------------------------------------
Assets
 Cash and due from banks                    $       4,154      $       4,388
 Interest-bearing demand deposits                   7,890              9,674
 Federal Home Loan Bank term deposit               27,000             30,000
                                              ------------------------------
     Cash and cash equivalents                     39,044             44,062

 Available-for-sale securities                      4,054              4,200
 Held-to-maturity securities                          458                532
 Loans, net of allowance for loan
  losses of $1,191 and $1,190                     104,476            100,772
 Premises and equipment                             6,205              6,299
 Federal Home Loan Bank stock                       1,346              1,324
 Other assets                                       2,187              2,261
                                            --------------------------------
     Total assets                           $     157,770      $     159,450
                                            ================================
Liabilities and Stockholders' Equity
 Liabilities
  Deposits
   Demand                                   $      12,339      $      13,008
   Savings, NOW and money market                   61,345             59,945
   Time                                            51,245             53,711
                                            --------------------------------
     Total deposits                               124,929            126,664

  Federal Home Loan Bank advances                  13,000             13,000
  Other liabilities                                 2,065              2,150
                                            --------------------------------
     Total liabilities                            139,994            141,814
                                            --------------------------------
Commitments and Contingent Liabilities

Stockholders' Equity
 Preferred stock, $0.01 par value
  Authorized and unissued -
   1,000,000 shares                                    --                 --
 Common stock, $0.01 par value
  Authorized -- 7,000,000 shares
  Issued -- 2,052,750 shares
  Outstanding: 2004 - 757,703 shares,
      2003 - 756,003 shares                            21                 21
 Additional paid-in-capital                        20,545             20,412
 Retained earnings                                 20,777             20,508
 Unearned incentive plan shares                       (62)               (63)
 Accumulated other comprehensive income                46                 20
 Treasury stock, at cost, - 1,295,047 and
   2002 - 1,296,747 shares                        (23,551)           (23,262)
                                            --------------------------------
     Total stockholders' equity                    17,776             17,636
                                            --------------------------------
     Total liabilities and
      stockholders' equity                  $     157,770      $     159,450
                                            ================================

Great American Bancorp, Inc.
Consolidated Statements of Income
For the Three Months Ended March 31, 2004 and March 31, 2003
(unaudited, in thousands, except share data)

                                            Quarter Ended      Quarter Ended
                                           March 31, 2004     March 31, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      1,715      $       2,208
 Securities                                            50                 19
 Dividends on Federal Home Loan Bank stock             21                 15
 Deposits with financial institutions
   and other                                           83                 87
                                            --------------------------------
   Total interest income                            1,869              2,329
                                            --------------------------------
Interest Expense:
 Deposits                                             410                677
 Federal Home Loan Bank advances                      141                154
 Other                                                  5                  7
                                            --------------------------------
   Total interest expense                             556                838
                                            --------------------------------
Net Interest Income                                 1,313              1,491

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          1,313              1,491
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                          671                406
 Customer service fees                                124                126
 Other service charges and fees                        58                 60
 Net gains on loan sales                               12                259
 Loan servicing fees                                   41                 25
 Other                                                 27                 20
                                            --------------------------------
   Total noninterest income                           933                896
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                     1,013                908
 Net occupancy expense                                138                141
 Equipment expense                                    148                122
 Professional fees                                     62                 73
 Marketing expense                                     40                 52
 Printing and office supplies                          72                 77
 Directors and committee fees                          34                 37
 Amortization of mortgage servicing rights             25                 45
 Other                                                142                169
                                            --------------------------------
   Total noninterest expense                        1,674              1,624
                                            --------------------------------
Income Before Income Taxes                            572                763
 Provision for Income Taxes                           221                298
                                            --------------------------------
Net income                                  $         351      $         465
                                            ================================
Basic Earnings per Share                    $        0.47      $        0.60
                                            ================================
Diluted Earnings per Share                  $        0.43      $        0.53
                                            ================================


Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                              As of               As of
                                          March 31, 2004      March 31, 2003
----------------------------------------------------------------------------
Total assets                                $    157,770       $     172,060
Total loans, net                                 104,476             114,376
Loan loss reserve                                  1,191               1,189
Non-performing assets                                 38                 399
Non-performing assets to total assets               0.02%               0.23%
Allowance for loan losses to total assets           0.75%               0.69%
Investment securities                              4,512               1,055
Total deposits                                   124,929             138,107
Checking deposits                                 34,725              37,202
Money market deposits                             19,075              22,082
Passbook savings deposits                         19,884              18,498
Certificates of deposit                           51,245              60,325
Federal Home Loan Bank advances                   13,000              14,000
Total stockholders' equity                        17,776              17,728



                                                     Three Months Ended
                                              March, 2004        March, 2003
----------------------------------------------------------------------------
Net interest margin (annualized)                    3.65%              3.92%
ROA (annualized)                                    0.89%              1.12%
ROE (annualized)                                    8.03%             10.38%